Exhibit 99.1

FOR IMMEDIATE RELEASE

Streamline Health® Reports Fiscal Second Quarter 2022 Financial Results

109% Year-Over-Year Increase in Second Quarter Revenues to $6.0 Million; 138% SaaS Revenue Growth; $4.4 Million in New SaaS Bookings

Atlanta, GA – September 7, 2022 – Streamline Health Solutions, Inc. (“Streamline” or the “Company”) (Nasdaq: STRM), a leading provider of solutions that enable healthcare providers to proactively address revenue leakage and improve financial performance, today announced financial results for the second quarter, which ended July 31, 2022.

Fiscal Second Quarter and Six Months Ended July 31, 2022 GAAP Financial Results

The following financial results have been prepared in accordance with Generally Accepted Accounting Principles (“GAAP”). Fiscal second quarter 2022 financial results represent the consolidation of the Company with Avelead Consulting, LLC (“Avelead”), which was acquired in the fiscal third quarter 2021. Fiscal second quarter 2021 GAAP financial results do not reflect results from Avelead’s operations.

Total revenues for the second quarter of fiscal 2022 were $6.0 million, a 109% increase from $2.9 million during the second quarter of fiscal 2021. The increase in revenue for the quarter was the result of higher revenue from SaaS and professional services, driven by the Avelead acquisition, and an increase in clients using the Company’s eValuator product. Total revenue for the six months ended July 31, 2022 increased 105% to $11.9 million compared to $5.8 million for the six months ended July 31, 2021. Recurring revenue for the three- and six-month periods ended July 31, 2022 comprised 71% and 69% of total revenue, respectively, as compared to 84% and 80% for the comparable prior year periods.

The Company is focused on the growth of its SaaS solutions. During the second quarter of fiscal 2022, SaaS revenue grew $1.8 million or 138% compared to the second quarter of fiscal 2021 and during the six months ended July 31, 2022, $3.5 million or 139% compared to the first six months of fiscal 2021.

Net loss for the second quarter of fiscal 2022 was ($3.3) million, as compared to a net loss of ($0.1) million during the second quarter of fiscal 2021. Net loss in the second quarter of fiscal 2022 included less than $0.1 million of costs related to the acquisition of Avelead and other expenses of $0.6 million primarily related to interest expense and valuation adjustments; net loss during the prior year period was impacted by $2.3 million of income from forgiveness of the Company’s PPP loan, offset by $0.3 million of acquisition-related costs related to the acquisition of Avelead. The Company’s net loss in the second quarter of fiscal 2022 was impacted by amortization from intangibles related to the Avelead acquisition.

Net loss for the first six months of fiscal 2022 was ($6.1) million, as compared to a net loss of ($2.2) million during the first six months of fiscal 2021.

Fiscal Second Quarter and Six Months Ended July 31, 2022 Pro Forma and Non-GAAP Financial Results

The following financial results for Fiscal 2021 are pro forma and have not been prepared in accordance with GAAP. These pro forma financial results represent the consolidation of the Company with Avelead as if Avelead’s operations were fully recognized during the comparable period.

Total revenue for the second quarter of fiscal 2022 was $6.0 million, an increase of 19% compared to pro forma revenue of approximately $5.0 million for the second quarter of fiscal 2021. Total revenue for the six months ended July 31, 2022 was $11.9 million, an increase of 13% compared to pro forma revenue of $10.5 million for the six months ended July 31, 2021. For the quarter, SaaS revenue comprised $3.1 million of revenue, up 11% from pro forma SaaS revenue of approximately $2.8 million for the second quarter of fiscal 2021. For the first six months of fiscal 2022, SaaS revenue totaled $5.9 million, an increase of 8% compared to pro forma SaaS revenue of $5.5 million for the first six months of fiscal 2021.

Total revenue of $6.0 million for the three months ended July 31, 2022 includes $2.5 million of revenue from Avelead. The pro forma revenue of approximately $5.0 million for the second quarter of fiscal 2021 includes $2.2 million of revenue from Avelead. Total revenue of $11.9 million for the six months ended July 31, 2022 includes $5.0 million of revenue from Avelead. The pro forma revenue of approximately $10.5 million for the six months ended July 31, 2021 includes $4.7 million of revenue from Avelead.

Adjusted EBITDA for the second quarter of fiscal 2022 was a loss of ($1.1) million, compared to an adjusted EBITDA loss of ($0.8) million in the second quarter of fiscal 2021. Adjusted EBITDA for the six months ended July 31, 2022 was a loss of ($2.4) million, compared to an Adjusted EBITDA loss of ($1.4) million for the six months ended July 31, 2021.

The Company is introducing a new non-GAAP metric to measure its SaaS growth. The metric will be termed “Booked SaaS Annual Contract Value (“ACV”).” The Booked SaaS ACV represents the annualized value of all executed SaaS contracts, including contracts that have not been fully implemented, as of the measurement date, assuming any contract that expires during the twelve months following the measurement date is renewed on its existing terms unless the Company has knowledge of the non-renewal. As of July 31, 2022, the Company’s total Booked SaaS ACV was $14.3 million. This can be compared to Booked SaaS ACV of $10.6 million as of January 31, 2022.

Management Commentary

“We are pleased with our continued sales momentum during the quarter, adding $5.2 million in bookings following the addition of $8.9 million in bookings during the first quarter. We believe our success is due to the confluence of innovative solutions, world class client service and growth talent we have developed in the Streamline Health organization,” said Tee Green, President and Chief Exeuctive Officer, Streamline Health. “The solutions offered by eValuator and Avelead are gaining notoriety in the market, and as overall market conditions improve for the healthcare industry, our solutions will become more valuable. Our goal is to ensure healthcare providers can capture 100% of the revenue they’ve earned and ultimately, improve their financial performance.”

Highlights from the second quarter ended July 31, 2022, included:

●	Total bookings (total contract value) for the second quarter of fiscal 2022 were $5.2 million, of which $4.4 million were SaaS bookings;
●	Revenue for the second quarter of fiscal 2022 was $6.0 million;
●	Second quarter SaaS GAAP revenue increased 138% over the comparable prior year period;
●	Net loss for the second quarter of fiscal 2022 was ($3.3 million); and
●	Adjusted EBITDA for the second quarter of fiscal 2022 was a loss of ($1.1) million.

Conference Call

The Company will conduct a conference call on Thursday, September 8, 2022 at 9:00 AM ET to review results and provide a corporate update. Interested parties can access the call by joining the live webcast: click here to register. You can also join by phone by dialing 877-407-8291.

A replay of the conference call will be available from Thursday, September 8, 2022, at 12:00 PM ET to Thursday, September 15, 2022 at 12:00 PM ET by dialing 877-660-6853 or 201-612-7415 with conference ID 13732058. An online replay of the presentation will also be available for six months following the presentation in the Investor Relations section of the Streamline website, www.streamlinehealth.net.

About Streamline Health

Streamline Health Solutions, Inc. (Nasdaq: STRM) enables healthcare organizations to proactively address revenue leakage and improve financial performance. We deliver integrated solutions, technology-enabled services and analytics that drive compliant revenue leading to improved financial performance across the enterprise. For more information, visit www.streamlinehealth.net.

Non-GAAP Financial Measures

Streamline reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). Streamline’s management also evaluates and makes operating decisions using various other measures. One such measure is adjusted EBITDA, which is a non-GAAP financial measure. Streamline’s management believes that this measure provides useful supplemental information regarding the performance of Streamline’s business operations.

Streamline defines “adjusted EBITDA” as net earnings (loss) plus interest expense, tax expense, depreciation and amortization expense of tangible and intangible assets, share-based compensation expense, significant non-recurring operating expenses, and transactional related expenses including: gains and losses on debt and equity conversions, associate severances and related restructuring expenses, associate inducements, and professional and advisory fees. A table reconciling this measure to “loss from continuing operations” is included in this press release.

Booked SaaS ACV represents the annualized value of all executed SaaS contracts, including contracts that have not been fully implemented, as of the measurement date, assuming any contract that expires during the twelve months following the measurement date is renewed on its existing terms unless the Company has knowledge of the non-renewal. Booked SaaS ACV should be viewed independently of revenue and does not represent revenue calculated in accordance with GAAP on an annualized basis, as it is an operating metric that can be impacted by contract execution start and end dates and renewal rates. Booked SaaS ACV is not intended to be a replacement for, or forecast of, revenue. There is no GAAP measure comparable to Booked SaaS ACV.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements made by Streamline Health Solutions, Inc. that are not historical facts are forward-looking statements that are subject to certain risks, uncertainties and important factors that could cause actual results to differ materially from those reflected in the forward-looking statements included herein. Forward-looking statements contained in this press release include, without limitation, statements regarding the Company’s growth prospects, estimates of backlog and anticipated bookings, recognition of revenue from contracts included in Booked SaaS ACV, industry trends and market growth, results of investments in sales and marketing, success of future products and related expectations and assumptions. These risks and uncertainties include, but are not limited to, the timing of contract negotiations and execution of contracts and the related timing of the revenue recognition related thereto, the potential cancellation of existing contracts or clients not completing projects included in the backlog and Booked SaaS ACV, the impact of competitive solutions and pricing, solution demand and market acceptance, new solution development and enhancement of current solutions, key strategic alliances with vendors and channel partners that resell the Company’s solutions, the ability of the Company to control costs, the effects of cost-containment measures implemented by the Company, availability of solutions from third party vendors, the healthcare regulatory environment, potential changes in legislation, regulation and government funding affecting the healthcare industry, healthcare information systems budgets, availability of healthcare information systems trained personnel for implementation of new systems, as well as maintenance of legacy systems, fluctuations in operating results, effects of critical accounting policies and judgments, changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other similar entities, changes in economic, business and market conditions impacting the healthcare industry generally and the markets in which the Company operates and nationally, the Company’s ability to maintain compliance with the terms of its credit facilities, and other risks detailed from time to time in the Streamline Health Solutions, Inc. filings with the U. S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. The Company undertakes no obligation to publicly release the results of any revision to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Company Contact

Jacob Goldberger

Director, Investor Relations and FP&A

303-887-9625

Jacob.goldberger@streamlinehealth.net

STREAMLINE HEALTH SOLUTIONS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(rounded to the nearest thousand dollars, except share and per share information)

	Three Months Ended July 31,		Six Months Ended July 31,
	2022	2021	2022	2021
Revenue:
Total revenue	$5,992,000	$2,868,000	$11,927,000	$5,819,000
Operating expenses:
Cost of sales	3,204,000	1,438,000	6,413,000	2,873,000
Selling, general and administrative expense	3,934,000	2,515,000	8,435,000	5,068,000
Research and development	1,461,000	964,000	2,773,000	1,941,000
Acquisition-related costs	49,000	336,000	139,000	777,000
Total operating expenses	8,648,000	5,253,000	17,760,000	10,659,000
Operating loss	(2,656,000)	(2,385,000)	(5,833,000)	(4,840,000)
Other (expense) income:
Interest expense	(189,000)	(9,000)	(321,000)	(22,000)
Other	(425,000)	(8,000)	108,000	6,000
Forgiveness of PPP loan and accrued interest	—	2,327,000	—	2,327,000
Loss from continuing operations before income taxes	(3,270,000)	(75,000)	(6,046,000)	(2,529,000)
Income tax (expense) benefit	(2,000)	4,000	(13,000)	(5,000)
Loss from continuing operations	(3,272,000)	(71,000)	(6,059,000)	(2,534,000)
Income from discontinued operations:
Income from discontinued operations	—	11,000	—	332,000
Income from discontinued operations, net of tax	—	11,000	—	332,000
Net loss	$(3,272,000)	$(60,000)	$(6,059,000)	$(2,202,000)

Basic Earnings Per Share:
Continuing operations	$(0.07)	$—	$(0.13)	$(0.06)
Discontinued operations	—	—	—	0.01
Net loss per share	$(0.07)	$—	$(0.13)	$(0.05)
Weighted average number of common shares – basic	47,231,296	41,288,709	47,129,879	39,393,333

Diluted Earnings Per Share:
Continuing operations	$(0.07)	$—	$(0.13)	$(0.06)
Discontinued operations	—	—	—	0.01
Net loss per share	$(0.07)	$—	$(0.13)	$(0.05)
Weighted average number of common shares – diluted	47,410,949	41,737,231	47,348,455	39,960,998

STREAMLINE HEALTH SOLUTIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(rounded to the nearest thousand dollars, except share and per share information)

	As of
	July 31, 2022	January 31, 2022
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$5,918,000	$9,885,000
Accounts receivable, net	3,545,000	3,823,000
Contract receivables	771,000	843,000
Prepaid and other current assets	945,000	568,000
Total current assets	11,179,000	15,119,000

Non-current assets:
Property and equipment, net	106,000	123,000
Right of use asset	127,000	218,000
Capitalized software development costs, net	5,579,000	5,555,000
Intangible assets, net	15,707,000	16,763,000
Goodwill	23,089,000	23,089,000
Other	1,175,000	948,000
Total non-current assets	45,783,000	46,696,000
Total assets	$56,962,000	$61,815,000

	As of
	July 31, 2022	January 31, 2022
	(Unaudited)
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$669,000	$778,000
Accrued expenses	2,436,000	1,803,000
Current portion of term loan	500,000	250,000
Deferred revenues	6,189,000	5,794,000
Current portion of lease obligation	138,000	204,000
Acquisition earnout liability	4,734,000	4,672,000
Total current liabilities	14,666,000	13,501,000
Non-current liabilities:
Term loan, net of current portion and deferred financing costs	9,444,000	9,654,000
Deferred revenues, less current portion	155,000	136,000
Lease obligations, less current portion	—	33,000
Acquisition earnout liability, less current portion	4,074,000	4,161,000
Other non-current liabilities	116,000	286,000
Total non-current liabilities	13,789,000	14,270,000
Total liabilities	28,455,000	27,771,000
Stockholders’ equity:
Common stock	488,000	478,000
Additional paid in capital	119,737,000	119,225,000
Accumulated deficit	(91,718,000)	(85,659,000)
Total stockholders’ equity	28,507,000	34,044,000
Total liabilities and stockholders’ equity	$56,962,000	$61,815,000

STREAMLINE HEALTH SOLUTIONS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(rounded to the nearest thousand dollars)

	Six months Ended July 31,
	2022	2021
Net Loss	$(6,059,000)	$(2,202,000)
LESS: Income from discontinued operations, net of tax	—	(332,000)
Loss from continuing operations, net of tax	(6,059,000)	(2,534,000)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	27,000	37,000
Amortization of capitalized software development costs	847,000	984,000
Amortization of intangible assets	1,056,000	231,000
Amortization of other deferred costs	229,000	242,000
Change in fair value of acquisition earnout liability	(25,000)	—
Amortization of deferred financing costs	40,000	—
Share-based compensation expense	657,000	1,122,000
Provision (benefit) for accounts receivable allowance	21,000	(1,000)
Forgiveness of PPP loan and accrued interest	—	(2,327,000)
Changes in assets and liabilities:
Accounts and contract receivables	329,000	243,000
Other assets	(742,000)	(622,000)
Accounts payable	(109,000)	91,000
Accrued expenses and other liabilities	364,000	352,000
Deferred revenue	414,000	645,000
Net cash used in operating activities	(2,951,000)	(1,537,000)
Net cash provided by operating activities – discontinued operations	—	436,000
Cash flows from investing activities:
Proceeds from sale of ECM Assets	—	800,000
Purchases of property and equipment	(10,000)	(3,000)
Capitalization of software development costs	(871,000)	(706,000)
Net cash (used in) provided by investing activities	(881,000)	91,000
Cash flows from financing activities:
Proceeds from issuance of common stock	—	16,100,000
Payments for costs directly attributable to the issuance of common stock	—	(1,318,000)
Payments related to settlement of employee share-based awards	(141,000)	(291,000)
Payment for deferred financing costs	—	(38,000)
Other	6,000	(5,000)
Net cash (used in) provided by financing activities	(135,000)	14,448,000
Net (decrease) increase in cash and cash equivalents	(3,967,000)	13,438,000
Cash and cash equivalents at beginning of period	9,885,000	2,409,000
Cash and cash equivalents at end of period	$5,918,000	$15,847,000

STREAMLINE HEALTH SOLUTIONS, INC. AND SUBSIDIARIES

NEW BOOKINGS

(Unaudited, rounded to the nearest thousand dollars)

	July 31, 2022
	Three Months Ended	Six Months Ended
Systems Sales	52,000	52,000
Professional Services	576,000	1,415,000
Audit Services	37,000	37,000
Maintenance and Support	39,000	39,000
Software as a Service	4,448,000	12,472,000
Q2 2022 Bookings	$5,152,000	14,015,000
Q2 2021 Bookings	$1,627,000	4,206,000

(1)	Q2 2021 Bookings exclude Avelead as it was not acquired until August 16, 2021

STREAMLINE HEALTH SOLUTIONS, INC. AND SUBSIDIARIES

Reconciliation of Loss From Continuing Operations to non-GAAP Adjusted EBITDA

(Unaudited, rounded to the nearest thousand dollars)

	Three Months Ended		Six Months Ended
In thousands, except per share data	July 31, 2022	July 31, 2021	July 31, 2022	July 31, 2021
Adjusted EBITDA Reconciliation
Loss from continuing operations	$(3,272)	$(71)	$(6,059)	$(2,534)
Interest expense	189	9	321	22
Income tax (benefit)/ expense	2	(4)	13	5
Depreciation	13	16	27	37
Amortization of capitalized software development costs	418	478	847	984
Amortization of intangible assets	528	116	1,056	231
Amortization of other costs	117	126	229	242
EBITDA	$(2,005)	$670	$(3,566)	$(1,013)
Share-based compensation expense	331	557	657	1,122
Non-cash valuation adjustments	475	—	(25)	—
Acquisition-related costs	49	336	139	777
Forgiveness of PPP loan and accrued interest	—	(2,327)	—	(2,327)
Other non-recurring charges	(19)	—	(67)	16
Severance	73	—	484	—
Adjusted EBITDA	$(1,096)	$(764)	$(2,378)	$(1,425)
Adjusted EBITDA margin (1)	(18)%	(27)%	(20)%	(24)%

Adjusted EBITDA per Diluted Share Reconciliation
Loss from continuing operations per common share — diluted	$(0.07)	$—	$(0.13)	$(0.06)
Net loss per common share — diluted (3)	$(0.07)	$—	$(0.13)	$(0.05)
Adjusted EBITDA per adjusted diluted share (2)	$(0.02)	$(0.02)	$(0.05)	$(0.04)

Basic weighted average shares	47,231,296	41,288,709	47,129,879	39,393,333
Includable incremental shares — adjusted EBITDA (4)	179,653	448,522	218,576	567,665
Adjusted diluted shares	47,410,949	41,737,231	47,348,455	39,960,998

(1)	Adjusted EBITDA as a percentage of GAAP net revenue.
(2)

Adjusted EBITDA per adjusted diluted share for the Company’s common stock is computed using the treasury stock method. Since the Company was in a loss position for the periods presented, adjusted EBITDA per adjusted diluted share is the same as adjusted EBITDA per adjusted share as the inclusion of all potential common shares outstanding would have been anti-dilutive.

(3)	Since the Company was in a loss position for the periods presented, diluted net loss per common share is the same as basic net loss per common share as the inclusion of all potential common shares outstanding would have been anti-dilutive.
(4)	The number of incremental shares that would be dilutive under an assumption that the Company is profitable during the reported period, which is only applicable for a period in which the Company reports profit.